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                                                                   Exhibit 10.60

                               MASTER AGREEMENT

          MASTER AGREEMENT ("Agreement") made as of this First day of June, 1999, by and between NEWSUB SERVICES, INC., a corporation existing under the laws of the State of Connecticut and having a principal place of business at Four High Ridge Park, Stamford, Connecticut 06905 and its direct subsidiaries ("Company") and EDGEWATER TECHNOLOGY, INC., a corporation existing under the laws of the State of Delaware, and having a principal place of business at 20 Harvard Mill Square, Wakefield, Massachusetts 01880 ("Consultant").

          WHEREAS, the parties have entered into various prior software-related agreements for design, development, programming, implementation, maintenance, migration, training and other services;

          WHEREAS, the parties wish to continue such services, to undertake new services now and from time-to-time hereafter, and for all such services between them to be governed by this Agreement;

          NOW, THEREFORE, the parties, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                  1. Services

          1.1 Consultant agrees to perform for the Company the various software-related design, development, programming, implementation, maintenance, management, migration, training and other services ("Services") set forth in the schedules, attached and to be attached from time-to-time hereafter, each bearing a head-note referencing this Agreement and the unique title of the schedule running page-to-page throughout, and signed by the parties hereto not in counterpart ("Schedules").

          1.2 Each Schedule shall include a corresponding statement of work, containing a description of the tasks to be performed by Consultant, together with such other descriptors as the parties see fit to include, such as designation of deliverables, documentation, milestones, acceptance criteria, warranty periods, performance schedules, payment schedules, general functional descriptions, detailed software specifications, relationships of software to hardware, terminal response time, data conversion responsibility, programming languages, Consultant staffing, staff qualifications, etc.

          1.3 Consultant agrees to perform the Services in a professional manner, including without limitation the delivery of functional software, under the direction of the Company personnel designated from time-to-time by the Company.
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          1.4  To the extent any Services whatsoever are negotiated or performed by or between the parties, including in the absence of corresponding Schedules, all such Services shall be governed by the terms of this Agreement, unless otherwise agreed to in writing by the parties with specific reference to this subsection.

                                  2. Payments

          UNLESS OTHERWISE PROVIDED IN WRITING WITH SPECIFIC REFERENCE TO THIS
SECTION:

          2.1 Prior to Testing Notification (defined in subsection 7.1) and subject generally to the terms of the Agreement, for Services rendered during the then-current calendar month, Consultant will invoice the Company the following month, and payment shall be net thirty (30) calendar days. The Company shall reimburse Consultant for all reasonable out-of-pocket and material expenditures incurred and properly documented by Consultant and, for amounts in excess of Two Hundred Fifty ($250) Dollars, authorized in advance by the Company.

          2.2 For Services rendered by Consultant for which fees have not been delineated with particularity, Consultant shall invoice the Company as set forth in the "NSS Time & Material Rates" in Attachment A hereto and incorporated herein, as amended by mutual written consent of the parties from time-to-time hereafter. Without limiting the foregoing, nothing in this subsection shall be construed to affect Services performed for a fixed price.

          2.3 If the Company disputes any amount(s) payable, the Company shall pay that portion of the amount(s) not in dispute, if any, and either party may submit the disputed sum(s) to dispute resolution pursuant to Section 2.1.

          2.4 Fixed-price project fees associated with software development services only shall be payable in equal installments of twenty-five percent (25%) upon the occurrence of each of the following conditions: (i) commencement of the project, (ii) the halfway point as determined with reference to the applicable time-line, (iii) Acceptance (defined in subsection 7.1) (or waiver
           ---- ----
thereof) of the final Deliverable of the project, and (iv) operation without any material program errors impairing functions of the project as it is designed to perform ("Material Program Errors") for ninety (90) consecutive days following the commencement of Live Operation (defined in section 8).

          2.5 Subject generally to the terms of the Agreement including section 5 hereunder, Company shall have no obligation to pay Consultant, and Consultant shall assume all responsibility, for all fees and costs associated with any and all overruns related to fixed price projects, except for any additional, unanticipated work resulting from rework caused by changes to government standards, third-party hardware or software, or from the failure of Company to perform its obligations hereunder, in which event Company shall be solely responsible for the fees and costs corresponding thereto.

          2.6 In the event of any and all unapproved slippage of delivery dates related to time and materials projects, Company shall pay Consultant seventy-five (75%) percent of time-and-material fees set forth in "NSS Time & Material Rates" (subsection 2.2) during the period of said slippage.

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                           3. Ownership and Property

          Notwithstanding anything to the contrary, and except as provided in subsection 3.4 below:

          3.1 All Services and work performed by the Consultant under this Agreement, including without limitation all materials, products, Deliverables (defined in subsection 7.1) and derivative works therefrom, are the property of the Company, and shall be deemed to be works made for hire and made in the course of the Services rendered hereunder, from the time of inception and regardless of Acceptance, completion or other circumstances. All title and interest therein shall vest in the Company and may not be used by Consultant for any other purpose except for the benefit of the Company. To the extent that title to any such Services or work may not, by operation of law, vest in the Company or such work may not be considered works made for hire, all rights, title and interest therein are hereby irrevocably assigned to the Company by Consultant, with the Company having the right to obtain and to hold in its own name, copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. The Consultant agrees to give the Company reasonable assistance at the Company's expense required to perfect the rights defined in this section, and hereby appoints the Company as its agent and attorney-in-fact to sign in its name any such instruments or other documents which have not been duly signed by it and received by the Company within five (5) calendar days following the Company's request therefor. Consultant shall not be precluded from performing similar services for others even where such services shall produce similar results, subject to this subsection 3.1 and sections 10 and 11.

          3.2 All Services, work and products provided by Consultant to the Company under prior agreements (excepting Edgewater's TimeKeeper system) are hereby irrevocably assigned to the Company by Consultant, together with all rights, title and interest therein, in accordance with this subsection, to the extent not already owned or so transferred.

          3.3 The Company hereby grants to Consultant, at no charge, the restricted, non-transferable, non-exclusive, right to use (but not title to) any computer hardware, software and other equipment, whether owned or leased by the Company, as well as all applicable licenses and maintenance agreements, for the sole purpose of providing Services hereunder ("Company Resources"). Upon termination of the Agreement for any reason, the rights granted Consultant in this subsection shall immediately terminate and revert to the Company, and the Consultant shall deliver to the Company, at the Company's expense (except that in the event of a termination of this Agreement as a result of the default of Consultant hereunder, said delivery shall be at the expense of the Consultant), all related Company Resources, at the location specified by the Company.

          3.4 Consultant may, from time-to-time, utilize its own proprietary systems when providing Services ("Consultant Systems"). Consultant Systems may be designated by the parties in a written list with specific reference to this subsection, signed by the parties and attached hereto, to be updated or revised from time-to-time, and, to the extent defined with specificity under prior agreements between the parties, shall be deemed so designated herein.
Consultant Systems are and shall remain the property of Consultant, which grants to Company a perpetual, non-transferable, non-revocable, non-exclusive restricted license to use any custom-

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developed non-"off-the-shelf' utility software programs (including all related documentation) of any Consultant Systems being used by Consultant to provide Services upon termination of this Agreement. Said license is restricted in that Company may: (a) use the licensed programs only to process the work of the Company and its affiliates and not to provide service to or support third parties; and (b) not disclose the licensed programs or related documentation to third parties; provided, however that the Company may disclose the licensed programs and related documentation to third parties who have executed a non-disclosure agreement in such form as shall be reasonably satisfactory to Consultant, and as necessary to provide support to Company.

                     4. Project Meetings/Progress Reports

          Unless otherwise provided by Schedule or by the Company at any time, the Consultant's project manager(s) shall present one or more written report(s) to the Company with respect to the status and progress of all existing or ongoing Services on a weekly basis. Such report(s) shall include a summary of the accomplishments and difficulties during the prior reporting period, the anticipated results during the next reporting period, and estimated time and cost to complete, where applicable. In addition, if requested by the Company during the prior reporting period, Consultant agrees to submit time sheets in a form to be proposed by the Company and approved by the Consultant (such approval not to be unreasonably withheld, conditioned or delayed), and to itemize the services rendered by individual, rate and days-hours worked during the weekly period. Project meetings involving the Consultant's project manager(s) and personnel designated by the Company shall occur as provided in the corresponding Schedule or (absent such provisions) as reasonably required by the Company.

                          5. Modification of Services

          5.1 The Company may at any time modify the scope of the existing Services agreed to between the parties, specifying the desired modifications to the same degree of specificity as in the original specifications. The Consultant may at its own discretion agree to investigate modified Services, and will notify the Company of its decision within five (5) business days following receipt of such notice. Consultant will reasonably attempt to manage these conditions without impacting project plans and requirements. If Consultant agrees to investigate such modified Services, it will submit to the Company, along with the notice of its decision to undertake the work, an estimate of the time and cost to effect such modification ("Estimate"). Whether or not the Company accepts Consultant's Estimate, the Company will pay Consultant for reasonable costs incurred by Consultant in investigating and preparing such Estimate, not to exceed two thousand ($2,000) dollars without prior Company consent in each instance. The Company shall respond to Consultant's Estimate within five (5) business days. Nothing herein shall relieve Consultant of its obligations hereunder to maintain up-to-date time-lines and to advise the Company on a contemporaneous basis of any changes thereto and the reasons therefor.

          5.2 Notwithstanding anything to the contrary herein, at any time and for any reason, the Company may in its sole discretion, pursuant to this subsection on thirty (30) calendar days notice, terminate any Schedule(s). Subject to the terms of the Agreement, (a) the Company thereupon shall reimburse Consultant for incurred costs on either a time-and-material or pro-rata basis, and (b) for a period of thirty (30) days following said termination, Company

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shall reimburse Consultant for costs incurred for staff specifically hired for and working on said Schedule(s), solely to the extent that such additional staff cannot be reassigned to other Company projects, for which reassignment Consultant shall provide its full cooperation.

                         6. Timeliness of Performance

          6.1 Consultant understands that prompt performance of all Services hereunder is required by the Company in order to meet its schedules and commitments, and the parties shall agree in writing with specificity on time-lines to apply to all Services, including without limitation to Deliverables such as projects, systems and their component parts, from commencement through final delivery and Acceptance.

          6.2 It is understood that the Company must cooperate in the furnishing of appropriate information, facilities and other resources to the Consultant, and that, if the Company fails to cooperate, through no fault of Consultant, in the furnishing of such information, facilities or other resources, Consultant shall promptly deliver to Company a written notice, giving specific itemization of information, facilities or other resources required to be delivered to Consultant for the timely performance of Services.

          6.3 Consultant agrees that it shall be responsible for promptly notifying Company in writing as it becomes aware of any delays or potential delays, and for documenting the duration and reasons for said delays with specificity. Undocumented delays of which Consultant is or should reasonably be aware shall be attributable solely to Consultant, excluding the exceptions identified in subsection 2.5. In the event of slippage attributable to Consultant, Consultant shall assign additional personnel, retain personnel beyond the original deadline for completion of a milestone or significant Deliverable, or some combination thereof, at the sole reasonable discretion of the Company and in accordance with section 2.

                                 7. Acceptance

          7.1 UNLESS PROVIDED ELSEWHERE TO THE CONTRARY IN WRITING WITH SPECIFIC REFERENCE TO THIS SUBSECTION, the Company shall have the right to review and test any and all new or additional software and software modifications, upgrades, bug fixes and migrations (including without limitation the design, development, programming, implementation, installation and re-installation thereof, as applicable), as well as other Services designated by the parties as deliverables ("Deliverables"). Consultant shall perform its own unit and system testing of Deliverables to its satisfaction, and thereafter notify the Company in Consultant's weekly project reports or otherwise in writing of the availability of said Deliverable(s) for formal review and testing by the Company, which notification shall be deemed to certify to the Company that the corresponding Deliverable is functionally sound ("Testing Notification"). The Company shall accept or decline in its discretion and in a timely fashion to perform such review and testing. Where no acceptance test has been defined to govern the review and testing of a specific Deliverable, the Company may, in its discretion, review and test said Deliverable in a reasonable and timely manner as it sees fit ("Acceptance Test").

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          7.2  The Company shall provide the Consultant written notification in a timely manner of the results of the Acceptance Test. If a Deliverable is deemed by the Company to fail Acceptance Testing, subject to section 2, Consultant shall thereafter make any corrections necessary for the Deliverable to pass the Acceptance Test. If any Deliverable does not pass the Acceptance Test within sixty (60) calendar days of Company's initial notification of testing results, the Company may require Consultant to continue to attempt to correct the Deliverable at Consultant's sole expense, reserving the right to terminate the corresponding Schedule upon written notice to Consultant, in which case neither Company nor Consultant shall have any further obligation or liability of any kind with respect to the services referred to in said Schedule.

                                8. Maintenance

          The Company may in its sole discretion commence the live transmission and processing of Company's operational data in standard, peak and other functional modes using any Deliverable, or any system comprised of Deliverables, and all related systems ("Live Operation"), following the passing or waiver of Acceptance Testing. For ninety (90) calendar days following the commencement of Live Operation, Consultant shall perform maintenance on the Deliverable(s) which shall consist of the furnishing of such materials and services as shall be necessary, free of charge, to correct any and all errors, malfunctions and/or defects in the operation of the Deliverable(s) or the integration of the deliverable with other related systems ("Maintenance"). Other than as set forth in the following sentence, Consultant shall have no Maintenance obligations with respect to any specific Deliverable(s) for which the Company did not perform Acceptance Testing, provided that Consultant's warranty obligations (below) shall be unaffected by any waiver of Acceptance Testing. Notwithstanding the foregoing, Consultant shall be responsible for correcting, free of charge, any failure(s) of the Deliverable(s) either to conform with the specifications outlined in the detailed functional design document(s) or to integrate with all related systems ("Material Program Errors"). Irrespective of Maintenance obligations, if any and all Material Program Error(s) are not corrected within ninety (90) calendar days of the commencement of Live Operation, the Company may require Consultant to continue to attempt to correct said Material Program Errors at Consultant's sole expense, reserving the right to terminate the corresponding Schedule upon written notice to Consultant, in which case neither Company nor Consultant shall have any further obligation or liability of any kind with respect to the services referred to in said Schedule.

                         9. Documentation and Training

          Consultant shall provide all applicable documentation with Testing Notification for each Deliverable, which could include detailed design specifications, system flow charts, program flow charts, file layouts, report layouts, screen layouts, program source code, and all other documentation as specified in the appropriate Schedule, RFP or Company proposal ("Documents" and "Documentation"). Thereafter, Consultant's project manager(s) shall review all applicable Documentation with personnel designated by the Company, to the reasonable satisfaction of Company, whereupon the Company shall release Consultant from any further obligation to provide Documentation in connection with the corresponding Deliverable(s) or project(s). Documentation shall not be defined more narrowly than herein provided without specific written reference to this section.

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                     10. Confidentiality/Injunctive Relief

     10.1 Company and Consultant acknowledge that each may come into the possession of confidential information of the other relating to employee's, customers, operations, activities, intellectual property (including without limitation trade secrets and know-how), products and/or services, that such information is property valuable to the party that has developed it, and that the party that has developed it desires to retain it in confidence and withhold it from publication to others. Consultant further acknowledges that the services which the Company performs for its clients are confidential; that to enable the Company to perform these services, its clients furnish to the Company confidential information concerning their business affairs, finances, properties, methods of operation and other data; that the good will of the Company depends, among other things, upon its keeping such services and information confidential and that unauthorized disclosure of the same would irreparably damage the Company; and that by reason of its duties hereunder, the Consultant may come into possession of information concerning the services performed by the Company for its clients or information furnished by its clients to the Company, even though the Consultant does not itself take any direct part in or furnish the services performed by those clients. Excepting information which is or becomes publicly available through no breach of this Agreement, or information which is independently developed or received by a party under no obligation of confidentiality, all information described in this subsection is hereinafter collectively referred to as "Confidential Information".

     10.2 Each party agrees that any and all Confidential Information of the other, and any information or knowledge which may be imparted through receipt and examination of Confidential Information of the other, will not be copied or communicated to any third party, or used by a party, its employees, servants or agents except as may be necessary for fulfilling the terms of this Agreement or upon prior written approval of the other party. Each party agrees to return all written or other tangible Confidential Information of the other, including all extracts and copies thereof, upon the other's request, or to dispose of such Confidential Information in accordance with the other's written instructions. Each party agrees that it will not at any time during or for a period of three
(3) years after the term of this Agreement disclose any Confidential Information of the other to any person whatsoever, or permit any person whatsoever to examine and/or make copies of any reports or any documents it has prepared or which it has come to possess or control by reason of the Services. If either party is required to disclose Confidential Information pursuant to legal process, said disclosing party shall provide the other party with prompt written notice of the same and shall cooperate with the other party in any reasonable effort to oppose such process, at the expense of the opposing party. Each party acknowledges that its disclosure of any Confidential Information of the other will give rise to irreparable injury to the other, or the owner of such information, inadequately compensable in damages. Accordingly, each party, or the owner of such information, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available without requirement of posting bond or other security.

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                                11. Non-Compete

     11.1 In recognition of the fact that Consultant's personnel provided to Company under the Agreement and prior agreements may perform similar services from time-to-time for others, this Agreement shall not prevent Consultant or its employees from performing such similar services or restrict it from using personnel provided to Company under this Agreement, subject to confidentiality and other Consultant obligations hereunder. Consultant shall make every effort consistent with sound business practice to honor the specific requests of the Company with regard to the assignment of its employees and other personnel; however, Consultant reserves the right to determine the assignment of its employees. Notwithstanding the foregoing, Consultant agrees that, for this period of providing Services to Company and continuing for one (1) year after the termination of this Agreement, Consultant will not, unless approved by Company in its sole discretion in each instance, render similar services for American Family Enterprises, Inc., Centrobe, Inc., QPS, Inc., CDS, Inc., TCS, Inc., Publishers Clearing House, Inc., Roy Thomas, Inc., MSG Syndication and/or Spectra Syndication Group. Without limiting the Agreement in any way, this section 11 shall apply to all affiliates, subsidiaries and/or successors-in-interest of the Consultant.

     11.2 The Consultant further acknowledges and agrees that in the event of the termination of this Agreement, its experience and capabilities are such that it can obtain a consulting arrangement or employment in business activities which are either (1) of a different or non-competing nature with its activities as a consultant for the Company, or (2) are carried on outside the United States; and that the enforcement of a remedy hereunder by way of injunction will not prevent it from operating its business or earning a reasonable livelihood. The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

                                  12. Hiring

     Neither Company nor Consultant shall solicit, attempt to solicit, hire or employ, without the prior written consent of the other, employees of the other party during the term of this Agreement, and for a period of one (1) year following its termination.

                          13. Indemnity and Insurance

     13.1 Consultant agrees to indemnify the Company for any liability or expense due to breach of this Agreement, negligence of Consultant, claims for personal injury or property damage arising out of Consultants performance of the Services, as well as from any claim for payment of compensation or salary asserted by an employee of Consultant. Company agrees to indemnify the Consultant for any liability or expense due to breach of this Agreement, negligence of Company, claims for personal injury or property damage arising out of Company's performance, as well as from any claim for payment of compensation or salary asserted by an employee of Company. Consultant will, at its own expense, defend any action brought against it or the Company to the extent that such action is based on a claim relating to Services or systems used within the scope of this Agreement or infringement of any patent, copyright, license or trade secret; provided that Consultant is promptly notified in writing of such claim. In no event

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shall Consultant settle any such claim, lawsuit or proceeding without the
Company's prior written approval. If, as a result of any such claim, litigation or threat thereof, the Company or the Consultant is permanently enjoined from using any product of Consultant's Services by final, non-appealable decree, at the discretion of the Company, Consultant at its sole expense may procure for the Company the right to continue to use said product(s) or replace or modify said product(s) so as to settle such claim, litigation or threat thereof. Notwithstanding the foregoing, Consultant shall not have any obligation to indemnify or defend Company to the extent any claim, damage, cost or expense is caused by the Company's modification of any product.

     13.2 Consultant agrees to maintain for itself and its employees all insurance coverages as required by federal and/or state law, including worker's compensation insurance, General Liability and Automobile Liability. Consultant shall upon request, furnish the Company with a certificate of insurance showing the amount of coverage and naming the Company as an additional insured as its interests may appear. Such certificate shall include a provision whereby fifteen (15) calendar days notice must be received by the Company prior to coverage cancellation by either Consultant or insurer.

                          14. Limitation of Liability

     Neither party shall be liable to the other for any special, indirect or consequential damages or lost profits. Other than for indemnification under subsection 13.1 with respect to third-party claims asserted against the Company, Consultant's liability hereunder for damages with respect to work performed under a particular Schedule, regardless of the form of action, shall not otherwise exceed the total amount paid to Consultant for its Services pursuant to the applicable Schedule attached to this Agreement. Other than for indemnification under subsection 13.1 with respect to third-party claims asserted against the Company, no action, regardless of the form thereof, arising out of the Services under this Agreement, may be brought by either party more than two (2) years after the party has received notice or become aware (or reasonably should have become aware) of the cause of action, and no action for non-payment may be brought after eighteen (18) months of the date of the last payment.

                          15. Independent Contractor

     Consultant is an independent contractor. Neither Consultant nor Consultant's employees are or shall be deemed for any purpose to be employees of the Company. The Company shall not be responsible to Consultant, Consultant's employees or any governing body for any payroll-related taxes related to the performance of the Services.

                                16. Assignment

     This Agreement is not assignable, in whole or in part, by operation of law or otherwise, including without limitation, by merger, acquisition, consolidation or sale of assets or securities, by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Company is permitted to assign this Agreement to affiliates as part of any operating reorganization without the approval of Consultant; Consultant may utilize from time-to-time nonsupervisory

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independent contractors in the performance of Services hereunder, with the prior written consent of the Company.

                                   17. Term

          The term of this Agreement shall commence on the date set forth in the caption and, unless earlier terminated in accordance herewith, shall terminate on December 31, 2000, and shall be automatically renewed for successive six (6) month periods thereafter.

                                18. Termination

          Notwithstanding anything to the contrary herein, the Company may terminate this Agreement at any time for any reason upon written notice to Consultant of One Hundred Twenty (120) calendar days. Consultant shall have no right to terminate this Agreement until January 1, 2000, at which time Consultant may terminate this Agreement upon written notice to the Company of One Hundred Twenty (120) calendar days. Either party may terminate the Agreement after December 31, 2000, upon sixty (60) calendar days written notice. In the event of such termination, the Company is obligated to pay only for costs incurred and actual services rendered by the Consultant prior to the termination. Upon termination or expiration of this Agreement for any reason, Consultant shall deliver to the Company all Confidential Information and other materials relating to the Company or this Agreement, and return the Company Resources, at Company's expense (unless termination is due to breach by Consultant, in which case Consultant shall bear the associated expenses).

                               19. Warranties

          Consultant warrants that: (a) each of its employees assigned to perform services under any Schedule shall have the proper skill, training and background so as to be able to perform in a competent and professional manner and that all work will be performed in accordance with the applicable Schedule;
(b) Company shall receive good title free and clear of all liens, claims and encumbrances to all materials, Deliverables and products developed under this Agreement; and (c) the Deliverables shall maintain their functionality, taking into account any processing, accepting, calculating, writing and outputting of times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000 and any time periods determined or to be determined based on any such times or dates or both. This subsection 19(c) shall apply solely to code developed and delivered by Consultant hereunder, and shall not be deemed to apply to (i) Consultant software developed prior to this Agreement to process a number of characters insufficient to achieve Y2K compliance at the specific request of the Company (collectively, "Noncompliant Software"), which Noncompliant Software Consultant shall identify with particularity at the expense of the Company or
(ii) any third-party software embedded within a Deliverable or (iii) any Company Resources. Consultant disclaims all other warranties except those expressly provided for in this Agreement or in any Schedule.

                               20. Force Majeure

          In any case where either party is required to do any act, delays caused by acts of nature, war or other emergency, civil commotion, fire, accident, flood or other casualty, strike, lockout, labor difficulties, breakdown, failure of supply or shortages of labor, materials or

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equipment, government orders or regulations, unusually severe weather or other causes beyond such party's reasonable control shall not be counted in determining the time during which such work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time" and such time shall be deemed to be extended by the period of such delay, subject to subsection 6.3.

                            21. Dispute Resolution

     21.1 In the event of any controversy or claim arising out of this Agreement raised by either party, the party raising the dispute will promptly notify the other party in writing of the nature of the dispute and the factual background. During the ten (10) calendar days following such notice, the parties will initiate an attempt in good faith to reach a reasonable solution to the dispute, including escalation to the vice-president of each company responsible for the subject matter of the dispute ("Resolution Period"). If the dispute cannot be amicably resolved during the Resolution Period, then either party may seek to resolve said dispute by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, if the dispute arises out of the provision by Edgewater of ongoing maintenance or operational services, for which payment would otherwise be due on a monthly or more frequent periodic basis, and is not related in any significant way to new or additional software development or modification services, then Consultant in its sole discretion and upon written notice to Company may waive the Resolution Period and proceed directly to initiate arbitration. The place of arbitration shall be Hartford, CT. Each party shall provide to the arbitrator, no later than ten (10) calendar days following the date of the arbitrator's appointment, a statement, including all supporting documents or other evidence on which such party relies as to why it believes that the dispute should be resolved in its favor, and all such materials and any other materials provided to the arbitrator by either party shall simultaneously be provided by such party to the other party. Within ten (10) calendar days after the submission of such statements by all parties, the arbitrator shall hold a hearing with respect to the dispute. At such hearing, the arbitrator may, in his or her sole discretion, allow the parties to call and cross-examine witnesses, make any additional arguments or submit any additional materials to support the position taken in their respective statements. The arbitrator shall enter an award within ten (10) calendar days following the hearing provided for herein. Nothing shall preclude either party from making an application to the arbitrator, for good cause, to expedite the proceedings, nor restrict the arbitrator from granting such an application. In addition to such other relief as the arbitrator may award, the arbitrator shall be vested with jurisdiction and shall award to the prevailing party its reasonable attorney's fees and expenses, and all other costs associated with the arbitration. The award rendered by the arbitrator shall be final, and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

     21.2 This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of New York but conflict of law rules shall not apply.

                            22. Complete Agreement

          This Agreement constitutes the complete agreement and understanding between the parties unless modified in writing, signed by both parties, or modified by a change in Schedules initialed by both parties. Where there is any conflict, redundancy, intersection of terms or other overlap whatsoever between this Agreement and any agreement between the parties, or where this Agreement could reasonably be applied to govern any conduct, performance or other aspect of the parties' relationship in any circumstance, including current circumstances arising under existing agreements, this Agreement shall take precedence and govern the parties conduct, rights and obligations. This Agreement shall not otherwise be deemed to alter, change or affect Consultant's warranty, maintenance or support obligations with respect to any software delivered prior to the date hereof, which shall be governed solely by the terms of any prior agreements under which such software was developed or delivered.

                                 23. Survival

          The following sections will survive the termination of this Agreement:
3 (Ownership and Property), 7 (Acceptance), 8 (Maintenance), 10
(Confidentiality/Injunctive Relief), 11 (Non-Compete), 12 (Hiring), 13 (Indemnity and Insurance), 14 (Limitation of Liability), 19 (Warranties), 21 (Dispute Resolution), 23 (Survival), 24 (Severable), 25 (No Waiver), 26 (Binding) and 27 (Notice).

                                 24. Severable

          In the event any one or more of the provisions of this Agreement or any Schedule is deemed by the final decree of a court of competent jurisdiction to be invalid or unenforceable, the enforceability of remaining provisions shall be unimpaired.

                                 25. No Waiver

          The failure of either party to exercise in any respect any rights provided for herein shall not be deemed a waiver of any right hereunder.

                                  26. Binding

          This Agreement is binding on and shall inure to the benefit of the respective parties, their successors-in-interest, affiliates, subsidiaries, agents and permitted assigns.

                                  27. Notice

          Any notice of communication required to be given by either party pursuant sections 13 (Indemnity and Insurance), 18 (Termination) or 21 (Dispute Resolution) shall be hand delivered; sent by registered mail, return receipt requested; or delivered by internationally recognized carrier (e.g., FedEx, UPS) to the party receiving such communication at the address specified by each party as it principal office or such other address as either party may in the future specify in writing to the other party; and (if to the Company) to the attention of both of (1) the Vice President of Operations or the Chief Technical Officer, and (2) the General Counsel. All other notices under this Agreement shall be delivered in the same manner, or by both facsimile and electronic mail; and (if to the Company) to the attention of both of (1) the person designated by the Company for purposes of receiving the corresponding type of notice or, if no such person exists, a Company project manager familiar with the subject matter of the notice, and (2) the Vice President of Operations or the Chief Technical Officer. Notices shall be deemed given and received upon the latest date of the receipt(s) confirming delivery.

                                 28. Captions

          The various captions in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above, intending the document to take effect as a sealed instrument, and do each hereby warrant and represent that their respective signatory whose signatures appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

Witness:                            NEWSUB SERVICES, INC.

/s/ Susan Koral                        By:  /s/ Kevin Manion
------------------------                    ----------------------------
                                       Its duly authorized EVP-Chief Financial
                                       Officer


Witness:                            EDGEWATER TECHNOLOGY, INC.

[illegible]                            By:  /s/ Shirley Singleton
-----------------------------               ------------------------------
                                       Its duly authorized


Susan Koral
Notary in State of Connecticut
/s/ Susan Koral
---------------

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